                                                                    EXHIBIT 21

                               ARVINMERITOR, INC.

                       LIST OF SUBSIDIARIES OF THE COMPANY
                            AS OF SEPTEMBER 30, 2001


                                                                          PERCENTAGE OF VOTING
                                                                           SECURITIES OWNED BY
                                                                           -------------------
                        NAME AND JURISDICTION                          ARVINMERITOR       SUBSIDIARY
                        ---------------------                          ------------       ----------
Meritor Heavy Vehicle Systems, LLC (Delaware)....................            100%

ArvinMeritor OE, LLC (Delaware)..................................             91.79%     8.21% (1)

        Meritor Finance Cayman Islands, Ltd. (Cayman Islands)....                         100% (2)

             Meritor Automotive Limited (England)................                         100%

             Meritor France (France).............................                         100% (3)

             Meritor Holdings Netherlands B.V. (Netherlands).....                         100% (4)

               Arvin Canada Holding Limited (Ontario)............                         100%

                     Arvin Ride Control Products, Inc. (Canada)..                         100%

               Meritor Automotive Canada Inc. (Canada)...........                         100%

                     Meritor do Brasil Ltda. (Brazil)............                         100% (5)

                     ArvinMeritor Canada (Ontario)...............                         100% (6)

               ArvinMeritor GmbH (Germany).......................                         100% (7)

-------------
(1) 8.15% of the voting securities of ArvinMeritor OE, LLC are held by Arvin International Holdings, Inc. and .06% are held by Meritor LVS-Espana, S.A.
(2) Shares of Meritor Finance Cayman Islands, Ltd. and Meritor I Acquisition Corporation (a Delaware corporation) are stapled together and treated as units, 1% of which are owned by ArvinMeritor OE, LLC and 99% of which are owned by ArvinMeritor Assembly, LLC.
(3) Meritor France is owned indirectly, through several intervening subsidiaries, by Meritor Finance Cayman Islands, Ltd.
(4) 1% of the voting securities of Meritor Holdings Netherlands B.V. is owned by Meritor Finance Cayman Islands, Ltd., and 99% is owned by Meritor Luxembourg s.a.r.l.
(5) 100% of the voting securities of Meritor do Brasil Ltda. is owned by Meritor Participacoes Ltda., a holding company all of the voting securities of which is owned by Meritor Automotive Canada Inc.
(6) ArvinMeritor Canada is a partnership owned by Meritor Automotive Canada Inc., Euclid Industries Canada Ltd., Arvin Exhaust of Canada Ltd. and Arvin Ride Control Products, Inc.
(7) 1% of the voting securities of ArvinMeritor GmbH is owned by Meritor Heavy Vehicle Systems Limited, 75% is owned by Meritor Automotive BV and 24% is owned by Meritor Holdings Netherlands B.V.

               Arvin International Holland B.V. (Netherlands)....                         100%

                      Arvin Exhaust B.V. (Netherlands)...........                         100%

                      Arvin Exhaust S.p.A. (Italy)...............                         100% (8)

             Arvin France SAS (France)...........................                         100%

               Arvin Exhaust (France)............................                         100%

        Arvin International (U.K.), Ltd. (United Kingdom)........                         100%

               Arvin Exhaust Limited (United Kingdom)............                         100%

               Arvin Replacement Products Limited
               (United Kingdom)..................................                         100%

Maremont Corporation (Delaware)..................................           100%

        AVM, Inc. (South Carolina)...............................                         100%

        Maremont Exhaust Products, Inc. (Delaware)...............                         100%

        Gabriel Ride Control Products, Inc. (Delaware)...........                         100%

Arvin International Holdings, Inc. (Delaware)....................           100%

        Arvin Exhaust S.A. (Spain)...............................                         100%

        A.P. Amortiguadores S.A. (Spain).........................                          75%

        Arvin Replacement Products s.r.l. (Italy)................             1%           99%

        Arvin Replacement Products S.A. (France)................                          100% (9)

Purolator Products Company (Delaware)...........................            100%

        Purolator Products NA, Inc. (Delaware)...................                         100%

Roll Coater, Inc. (Indiana)......................................           100%


        Listed above are certain consolidated subsidiaries included in the financial statements of the Company at September 30, 2001.

------------
(8) 99% of the voting securities of Arvin Exhaust S.p.A. is owned by Arvin International Holland B.V. and 1% is owned by Arvin Exhaust B.V.
(9) 100% of the voting securities of Arvin Replacement Products S.A. is owned by Financiere Rosi S.A. which is owned 100% by Arvin International Holdings, Inc.